Exhibit 32.1
CERTIFICATIONS UNDER SECTION 906

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of BeOne Medicines Ltd., a corporation organized under the laws of Switzerland (the “Company”), does hereby certify, to such officer’s knowledge, that:
The Annual Report on Form 10-K for the year ended December 31, 2025 (the “Form 10-K”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 26, 2026	/s/ JOHN V. OYLER
John V. Oyler
Chief Executive Officer and Chairman
(Principal Executive Officer)

Dated: February 26, 2026	/s/ AARON ROSENBERG
Aaron Rosenberg
Chief Financial Officer
(Principal Financial Officer)